SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            TIDEL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   75-2193593
--------------------------------------------------------------------------------
                      (I.R.S. employer identification no.)

5847 San Felipe, Suite 900, Houston, Texas                       77057
--------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)

        1997 LONG-TERM INCENTIVE PLAN & 1989 INCENTIVE STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)

                              Leonard L. Carr, Jr.
                              Senior Vice President
                            Tidel Technologies, Inc.
                           5847 San Felipe, Suite 900
                              Houston, Texas 77057
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (713) 783-8200
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
====================================================================================
                                             Proposed       Proposed
   Title of                                   maximum       maximum
  Securities                   Amount        offering      aggregate          Amount of
    to be                       to be        price per      offering        registration
registered(1)               registered(2)    share(3)       price(3)             fee


1997 Long-Term Incentive
Plan (the "Incentive Plan")
Common Stock, $.01 par
value and 1989 Incentive
Stock Option Plan (the        1,438,250
"Stock Option Plan")            shares        $1.65         $2,373,112.50      $626.50


(1) The securities to be registered include options and rights to acquire Common Stock.
(2) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the operation of the anti-dilution provisions of the Incentive Plan and the Stock Option Plan.
(3) Consists of an aggregate of 1,438,250 shares with respect to which options were granted under the Incentive Plan and the Stock Option Plan at an average exercise price of $1.65 per share.

                 SUBJECT TO COMPLETION, DATED February 14, 2000

PROSPECTUS

                                1,438,250 SHARES

                            TIDEL TECHNOLOGIES, INC.
                          Common Stock ($.01 par value)


         This Prospectus relates to the reoffer and resale by certain selling shareholders of shares of our Common Stock, $.01 par value, that may be issued by us to the Selling Shareholders upon the exercise of outstanding stock options granted pursuant to our 1997 Long-Term Incentive Plan and our 1989 Incentive Stock Option Plan. The offer and sale of the shares to the selling shareholders were previously registered under the Securities Act of 1933, as amended. With respect to the shares that may be issued to any of the selling shareholders or additional persons who may be deemed affiliates, this Prospectus also relates to certain shares underlying options which have not as of this date been granted. If and when such options are granted, we will distribute a Prospectus Supplement. The shares are being reoffered and resold for the account of the selling shareholders and we will not receive any of the proceeds from the resale of the shares.

         The selling shareholders have advised us that the resale of their shares may be effected from time to time in one or more transactions on the Nasdaq Stock Market, in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." We will bear all expenses in connection with the preparation of this Prospectus.

         Our common stock is traded on the Nasdaq Stock Market under the symbol "ATMS." On February 10, 2000, the closing price for the common stock, as reported by the Nasdaq Stock Market, was $4.375.

         Neither the Securities and Exchange Commission nor any state securities commission has determined whether this prospectus in truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contract is a criminal offense

                The date of this Prospectus is February 14, 2000.

WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Our common stock is listed on the Nasdaq SmallCap Market and such reports and other information may also be inspected at the offices of Nasdaq at 1735 "K" Street, N.W., Washington, D.C. 20006-1500.

                                TABLE OF CONTENTS



WHERE YOU CAN FIND MORE INFORMATION........................................ 2

INCORPORATION BY REFERENCE................................................. 3

GENERAL INFORMATION........................................................ 4

USE OF PROCEEDS............................................................ 4

SELLING SHAREHOLDERS....................................................... 4

PLAN OF DISTRIBUTION....................................................... 6

LEGAL MATTERS.............................................................. 6

EXPERTS.................................................................... 7

ADDITIONAL INFORMATION..................................................... 7

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

          (1) Our Annual Report on Form 10-K for the year ended September 30, 1999;

          (2) "Description of Capital Stock" included in our Form 10 dated November 9, 1988, as amended.


         You may request a copy of these filings (excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings) at no cost, by writing or telephoning us at the following address:

                           Tidel Technologies, Inc.
                           5847 San Felipe
                           Suite 900
                           Houston, Texas 77057

                           Attention: Leonard L. Carr, Jr.
                                 (713) 783-8200


                               -----------------



         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any selling shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                               GENERAL INFORMATION

         Tidel Technologies, Inc. (the "Company") was incorporated under the laws of the State of Delaware in November 1987 under the name of American Medical Technologies, Inc., succeeding a corporation established in British Columbia, Canada in May 1984. The Company changed its name to Tidel Technologies, Inc. in July 1997.

         Prior to September 30, 1992, the Company was engaged in the business of medical waste management services through its majority owned subsidiary, 3CI Complete Compliance Corporation. On September 30, 1992, the Company acquired all of the issued and outstanding capital stock of Tidel Engineering, Inc., a manufacturer of automated teller machines, electronic cash security systems and underground fuel storage monitoring and leak detection devices. These operations currently represent the sole business of the Company.

         The Company's principal executive offices are located at 5847 San Felipe, Suite 900, Houston, Texas 77057. The Company's telephone number at such location is (713) 783-8200.

                                 USE OF PROCEEDS

         The Company will receive the price of the shares of Common Stock offered pursuant to the 1997 Long-Term Incentive Plan and the exercise price of the options offered pursuant to the 1989 Incentive Stock Option Plan when exercised by the holders thereof. Such proceeds will be used for working capital purposes by the Company. The Company will not receive any of the proceeds from the reoffer and resale of the shares (the "Shares") of Common Stock, $.01 par value ("Common Stock") by the selling shareholders.

                              SELLING SHAREHOLDERS

         This Prospectus relates to the reoffer and resale of Shares issued or that may be issued to the Selling Shareholders under the 1989 Incentive Stock Option Plan or the 1997 Long-Term Incentive Plan.

         The following table sets forth (i) the number of shares of Common Stock beneficially owned by each Selling Shareholder at January 14, 2000, (ii) the number of Shares to be offered for resale by each selling shareholder (i.e., the total number of Shares underlying options held by the selling shareholders irrespective of whether such options are presently exercisable or exercisable within sixty days of January 14, 2000) and (iii) the number and percentage of shares of Common Stock to be held by each Selling Shareholder after completion of the offering. The table is based upon 16,245,827 shares outstanding as of January 14, 2000.

                                                                                                Number of shares of
                                                                                                   Common Stock/
                                                                             Number of         Percentage of Class to
                                               Number of shares of         Shares to be            be Owned After
                                              Common Stock Owned at         Offered for          Completion of the
        Name                                   January 14, 2000               Resale                 Offering
----------------------------------------    ------------------------    -----------------    ------------------------

James T. Rash (1)..........................      855,000(2)                   255,000               600,000/3.7%
Mark K. Levenick (3).......................      625,000(4)                   375,000               250,000/1.5%
Michael F. Hudson (5)   ...................      243,500(6)                   234,000                 9,500/*

*        Less than one percent.

(1) Mr. Rash has been Chairman of the Board of Directors and Chief Executive Officer of the Company since February 1989, Chief Financial Officer since January 1995, Chief Financial Officer from July 1987 to February 1989 and a Director of the Company since 1987.

(2) Includes 405,000 shares which could be acquired upon exercise of outstanding warrants and options at exercise prices of (i) $0.625 per share as to 50,000 shares, (ii) $1.00 per share as to 50,000 shares (iii) $1.25 per share as to 150,000 shares, (iv) $1.6875 per share as to 80,000 shares and (v) $1.875 per share as to 75,000 shares.

(3) Mr. Levenick has been Chief Operating Officer of the Company since July 1997, a Director since March 1995, and an executive of the Company's wholly-owned subsidiary and its predecessors for more than the preceding five years.

(4) Includes 525,000 shares which could be acquired upon exercise of outstanding warrants and options at exercise prices of (i) $0.625 per share as to 50,000 shares, (ii) $0.875 per share as to 25,000 shares, (iii) $1.00 per share as to 50,000 shares, (iv) $1.25 per share as to 170,000 shares,
     (v) $1.4375 per share as to 25,000 shares,(vi) $1.75 per share as to 30,000 shares, (vii) $1.875 per share as to 75,000 shares and (viii) $2.50 per share as to 100,000 shares.

(5) Mr. Hudson has been Executive Vice President of the Company since July 1997 and an executive of the Company's wholly-owned subsidiary since September 1993.

(6) Includes 234,000 shares which could be acquired upon exercise of outstanding options at prices of (i) $0.875 per share as to 25,000 shares,
     (ii) $1.25 per share as to 67,000 shares, (iii) $1.4375 per share as to 25,000 shares, (iv) $1.875 per share as to 50,000 shares and (v) $2.50 shares as to 67,000 shares.


                              PLAN OF DISTRIBUTION


         It is anticipated that all of the Shares will be offered by the selling shareholders from time to time in the open market, either directly or through brokers or agents, or in privately negotiated transactions. The selling shareholders have advised the Company that they are not parties to any agreement, arrangement or understanding as to such sales.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Messrs. Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York 10022.

                                     EXPERTS

         The consolidated financial statements of Tidel Technologies, Inc. and subsidiaries as of September 30, 1999 and 1998 and for each of the years in the three-year period ended September 30, 1999, have been incorporated by reference in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Shares offered hereby. For further information with respect to the Company and the securi ties offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed by Tidel Technologies, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

                  1. The Company's Annual Report on Form 10-K for the year ended September 30, 1999.

                  2. "Description of Capital Stock" relating to the Company's Common Stock, $.01 par value (the "Common Stock"), included in the Company's Registration Statement on Form 10 filed November 9, 1988, as amended.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the effective date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Article 7 of the Company's  Certificate of  Incorporation  and
Article 9 of the Company's By-laws authorize the indemnification of directors, officers, agents and employees to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware.

Section 145 of the Delaware General Corporation Law provides as follows:

                  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses

         (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders.

                  (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) A  corporation  shall have power to purchase  and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                  (h)  For  purposes  of  this   section,   references  to  "the
         corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participant and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  The Company maintains a directors and officers insurance and company reimbursement policy. The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and reimburses the Company for such loss for which the Company has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which relate to the offering hereunder.

                  See Item 8 below for information regarding the position of the Commission with respect to the effect of any indemnification for liabilities arising under the Securities Act of 1933, as amended.

ITEM 6.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

ITEM 7.           EXHIBITS

                  Exhibit Index


EXHIBIT

 4.1              1997 Long-Term Incentive Plan.

 4.2              1989 Incentive Stock Option Plan.

 4.3              Form of Agreement under 1997 Long-Term Incentive Plan.

 4.4              Form of Agreement under 1989 Incentive Stock Option Plan.

 5.1              Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

23.1              Consent of KPMG LLP.

23.2 Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included in Exhibit 5.1).

24 Power of Attorney (included on the signature page of this Registration Statement).


ITEM 8.           UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

                           a.      To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           b.       That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           c.       To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against each such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on this 11th day of February, 2000.



                                     TIDEL TECHNOLOGIES, INC.
                                           (Registrant)

                                     By:  /s/ James T. Rash
                                          -----------------
                                         James T. Rash, President,
                                         Chairman and Chief Executive
                                         Officer (Principal Executive
                                         and Financial Officer)



                                POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James T. Rash and Leonard L. Carr, Jr., and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



          Name                     Title                          Date
          ----                     -----                          ----

/s/ James T. Rash                 Director                 February 11, 2000
-----------------------------
James T. Rash

/s/ James L. Britton, III         Director                 February 11, 2000
-----------------------------
James L. Britton, III

/s/ Jerrell G. Clay               Director                 February 11, 2000
-----------------------------
Jerrell G. Clay

/s/ Mark K. Levenick              Director                 February 11, 2000
-----------------------------
Mark K. Levenick